Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2026 THIRD QUARTER
New York, NY, November 9, 2026 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended September 30, 2026.
Financial Highlights:1
Q3 2026 Consolidated Results
▪Q3 Revenue of $1,030 million, up 3.3% (Excluding Q3 Political Revenue, Q3 Revenue up 0.9%)
▪GAAP Operating income of $73 million, compared to a GAAP Operating loss of $116 million in Q3 2025
▪Consolidated Adjusted EBITDA of $170 million, compared to $205 million in Q3 2025
▪Cash provided by operating activities of $14 million, compared to Cash used for operating activities of $10 million in Q3 2025
▪Free Cash Flow of ($10) million, compared to ($33) million in Q3 2025
▪Cash balance and total available liquidity2 of $140 million and $416 million, respectively, as of September 30, 2026

Q3 2026 Digital Audio Group Results
▪Digital Audio Group Revenue of $389 million up 14%
•Podcast Revenue of $174 million up 24%
•Digital Revenue excluding Podcast of $215 million up 6%
▪Segment Adjusted EBITDA of $127 million down 2%
•Digital Audio Group Adjusted EBITDA margin of 32.8%
Q3 2026 Multiplatform Group Results
▪Multiplatform Group Revenue of $562 million down 5%
•Excluding Multiplatform Group Q3 Political Revenue, Multiplatform Group Q3 Revenue down 7%
▪Segment Adjusted EBITDA of $68 million down 43%
•Multiplatform Group Adjusted EBITDA margin of 12.1%

Q3 2026 Audio & Media Services Group Results
▪Audio & Media Services Group Revenue of $82 million up 23%
•Excluding Audio & Media Services Group Q3 Political Revenue, Audio & Media Services Group Q3 Revenue up 3%
▪Segment Adjusted EBITDA of $37 million up 66%
•Audio & Media Services Group Adjusted EBITDA margin of 45.9%

Expect To Establish Podcasting As A Separate Reporting Segment In 2027

Expect To Generate Approximately $400 Million Total Programmatic Revenue In 2027, Including Approximately $100 Million of Incremental Broadcast Radio Programmatic Revenue

Q4 2026 Guidance
▪Consolidated Revenue expected to increase mid-single digits
▪Consolidated Adjusted EBITDA3 expected to be approximately $135 million to $185 million
•Consolidated Adjusted EBITDA3 guide includes approximately $100 million of net negative impact of non-cash marketing4

Full Year 2026 Guidance
▪Consolidated Adjusted EBITDA3 expected to be approximately $550 million to $600 million
▪Free Cash Flow of approximately $50 million
▪Total Programmatic Revenue of approximately $200 million, up approximately 50%
1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, Free Cash Flow or net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, restructuring, and the Company’s cash and cash equivalents balance and Net cash provided by operating activities.
4 Approximately $100 million of net negative impact of non-cash marketing calculated as approximately $80 million of Trade & Barter Revenues offset by approximately $180 million of Trade & Barter Expenses

Statement from Senior Management

“In the third quarter, our consolidated revenue was $1.03 billion, up 3.3% compared to the prior year quarter; ex political, our consolidated revenue was up 0.9%. We generated Adjusted EBITDA of $170 million. Our Digital Audio Group, led by podcasting, and our Audio and Media Services Group both continued to deliver strong results and profitability,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. Pittman continued, “Given the accelerating adoption of audio programmatic, we believe that the continuing rollout of our AudioGraph platform has the potential to meaningfully improve the performance of our broadcast radio business, enabling us to meet the advertising community the way they want to buy advertising.”

“In Q3 the Digital Audio Group’s revenue was $389 million, up 13.8% vs. prior year, and our Q3 Adjusted EBITDA margins were 32.8%,” said Rich Bressler, President and COO of iHeartMedia, Inc. “While this quarter was negatively impacted by a number of factors, we believe many of our revenue challenges are addressable – and beginning in 2027, we expect to establish podcasting as a separate reporting segment, which will provide greater insight into its financial performance and make it easier to fully value all four of our segments and our entire company.”

Consolidated Results of Operations
Third Quarter 2026 Consolidated Results
Our consolidated revenue increased $32.8 million, or 3.3%, during the three months ended September 30, 2026 compared to the same period of 2025. Digital Audio revenue increased $47.0 million, or 13.8%, driven primarily by continuing increases in demand for digital and podcast advertising, as well as increased non-cash trade and barter revenue resulting from strategic marketing initiatives. Multiplatform Group revenue decreased $28.8 million, or 4.9%, primarily resulting from a decrease in our broadcast spot and networks revenue reflecting uncertainty on the part of advertisers regarding consumer spending, partially offset by an increase in non-cash trade and barter revenue related to strategic marketing initiatives, and an increase in political revenues as 2026 is a midterm election year. Audio & Media Services revenue increased $15.0 million, or 22.6%, primarily as a result of an increase in political advertising revenue, as well as strong demand for digital advertising.
Consolidated direct operating expenses increased $19.3 million, or 4.8%, during the three months ended September 30, 2026 compared to the same period of 2025. The increase was primarily driven by higher variable content costs, including higher third-party digital costs and podcast profit share related to the increase in digital revenues, partially offset by a decrease in employee compensation cost related to our modernization initiatives, as well as a decrease in variable content costs related to the decrease in broadcast revenues.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $31.5 million, or 7.6%, during the three months ended September 30, 2026 compared to the same period of 2025. The increase was driven primarily by a $48.9 million increase in non-cash trade and barter expense mostly related to previously executed strategic marketing agreements as the related benefits are utilized, partially offset by a decrease in share-based compensation expense, primarily related to cash-settled awards remeasured for changes in our stock price, and a decrease in bonus expense based on financial results.
Our consolidated GAAP Operating income was $73.0 million compared to GAAP Operating loss of $116.3 million in the third quarter of 2025.
Adjusted EBITDA decreased to $170.5 million from $204.8 million in the third quarter of 2025.
Cash provided by operating activities was $13.7 million, compared to cash used for operating activities of $9.5 million in the prior year period. The improvement was primarily driven by favorable working capital timing of accounts payable and an increase in accrued expenses, partially offset by higher accounts receivable driven by increased revenue. Free Cash Flow was ($10.4) million, compared to ($32.8) million in the prior year period.

Business Segments: Results of Operations
Third Quarter 2026 Multiplatform Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2026	2025	Change	2026	2025	Change
Revenue	$562,439	$591,207	(4.9)%	$1,591,569	$1,608,783	(1.1)%
Operating expenses[1]	494,438	472,055	4.7%	1,417,995	1,323,260	7.2%
Segment Adjusted EBITDA	$68,001	$119,152	(42.9)%	$173,574	$285,523	(39.2)%
Segment Adjusted EBITDA margin	12.1%	20.2%		10.9%	17.7%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and Share-based compensation expense.
Revenue from our Multiplatform Group was down $28.8 million, or 4.9% YoY, primarily resulting from a decrease in our broadcast spot and networks revenue reflecting uncertainty on the part of advertisers regarding consumer spending, partially offset by an increase in non-cash trade and barter revenue related to strategic marketing initiatives, and an increase in political revenues as 2026 is a midterm election year. Broadcast revenue decreased $19.2 million, or 4.5% YoY, driven by lower spot revenue, partially offset by an increase in non-cash trade and barter revenue, and political revenues. Networks decreased $13.7 million, or 12.0% YoY. Revenue from Sponsorship and Events increased $2.5 million, or 5.4% YoY.

Operating expenses increased $22.4 million, or 4.7% YoY, driven primarily by higher non-cash trade and barter expenses resulting from strategic marketing initiatives, partially offset by a decrease in variable content costs related to the decrease in broadcast revenues, lower employee compensation costs related to our modernization initiatives, and a decrease in bonus expense based on financial results.

Segment Adjusted EBITDA Margin decreased YoY to 12.1% from 20.2%.

Third Quarter 2026 Digital Audio Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2026	2025	Change	2026	2025	Change
Revenue	$388,714	$341,691	13.8%	$1,079,936	$942,834	14.5%
Operating expenses[1]	261,359	211,385	23.6%	402,937	617,835	(34.8)%
Segment Adjusted EBITDA	$127,355	$130,306	(2.3)%	$676,999	$324,999	108.3%
Segment Adjusted EBITDA margin	32.8%	38.1%		62.7%	34.5%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and Share-based compensation expense.
Revenue from our Digital Audio Group increased $47.0 million, or 13.8% YoY, driven by Podcast revenue, which increased $34.0 million, or 24.4% YoY, to $173.7 million, primarily due to a continued increase in demand for podcasting from advertisers, and Digital, excluding Podcast revenue, which increased $13.0 million, or 6.4% YoY, to $215.0 million, primarily related to non-cash trade and barter revenue resulting from strategic marketing initiatives, as well as an increase in demand for digital advertising.

Operating expenses increased $50.0 million, or 23.6% YoY, primarily driven by higher variable content costs, including podcast profit share and third-party digital costs related to the increase in revenues, and higher non-cash trade and barter expense resulting from strategic marketing initiatives.

Segment Adjusted EBITDA Margin decreased YoY to 32.8% from 38.1%.

Third Quarter 2026 Audio & Media Services Group Results

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2026	2025	Change	2026	2025	Change
Revenue	$81,634	$66,605	22.6%	$228,680	$193,664	18.1%
Operating expenses[1]	44,158	44,020	0.3%	77,911	131,560	(40.8)%
Segment Adjusted EBITDA	$37,476	$22,585	65.9%	$150,769	$62,104	142.8%
Segment Adjusted EBITDA margin	45.9%	33.9%		65.9%	32.1%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and Share-based compensation expense.
Revenue from our Audio & Media Services Group increased $15.0 million, or 22.6% YoY, primarily due to an increase in political and digital revenues.

Operating expenses were in line with the prior year period.

Segment Adjusted EBITDA Margin increased YoY to 45.9% from 33.9%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$1,029,803	$997,010	$2,891,242	$2,737,764
Operating income (loss)	72,989	(116,277)	109,979	(106,341)
Adjusted EBITDA[1]	170,460	204,754	414,616	465,469
Net loss	(8,170)	(65,761)	(186,324)	(430,632)
Cash provided by (used for) operating activities	13,716	(9,549)	(13,941)	(63,672)
Free cash flow[1]	(10,388)	(32,815)	(78,887)	(126,665)
______________________________________________________
1.See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, and (iv) revenue, excluding political advertising revenue, to revenue. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.

Certain prior period amounts have been reclassified to conform to the 2026 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of September 30, 2026, we had $139.7 million of cash on our balance sheet. For the three months ended September 30, 2026, cash provided by operating activities was $13.7 million, cash used for investing activities was $23.6 million and cash used for financing activities was $24.9 million.
Capital expenditures for the three months ended September 30, 2026 were $24.1 million compared to $23.3 million for the three months ended September 30, 2025.

As of September 30, 2026, the Company had $5,024.3 million of total debt and $4,680.1 million of Net Debt.1

Cash balance and total available liquidity2 were $139.7 million and $415.8 million, respectively, as of September 30, 2026 which reflects $125.0 million of outstanding borrowings under our ABL facility.
1 We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The table below present our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2026	2025	Change	2026	2025	Change
Broadcast Radio	$407,792	$427,024	(4.5)%	$1,166,815	$1,163,549	0.3%
Networks	100,560	114,273	(12.0)%	301,494	321,549	(6.2)%
Sponsorship and Events	47,969	45,504	5.4%	106,489	110,610	(3.7)%
Other	6,118	4,406	38.9%	16,771	13,075	28.3%
Multiplatform Group	562,439	591,207	(4.9)%	1,591,569	1,608,783	(1.1)%
Digital ex. Podcast	215,014	202,018	6.4%	596,975	552,829	8.0%
Podcast	173,700	139,673	24.4%	482,961	390,005	23.8%
Digital Audio Group	388,714	341,691	13.8%	1,079,936	942,834	14.5%
Audio & Media Services Group	81,634	66,605	22.6%	228,680	193,664	18.1%
Eliminations	(2,984)	(2,493)		(8,943)	(7,517)
Revenue, total	$1,029,803	$997,010	3.3%	$2,891,242	$2,737,764	5.6%

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on November 9, 2026, at 4:30 p.m. Eastern Time. The conference call number is (833) 461-5787 (domestic) or +1 585 542-9983 (international) using Meeting ID 653 924 567. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (833) 309-1852 (domestic) or +1 929 828-5978 (international) using Meeting ID 653 924 567. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network; and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Andrey Hart
SVP of Investor Relations
(703) 956-0115
andreyhart@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s anticipated growth and continued investments; our expected costs savings; utilization of new technologies, programmatic platforms, and revenue opportunities; the expected benefits of the continued rollout of our AudioGraph platform; the expected benefits of our modernization and cost-savings initiatives; strategies, goals and initiatives; the expected benefits of establishing podcasting as a separate reporting segment; our ability to address our revenue challenges; our anticipated financial condition and performance, including our outlook as to fourth quarter and full year 2026 consolidated results of operations and Free Cash Flow; our cash tax expectations and our future liquidity and net leverage. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, and royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters, risks related to our Class A common stock; regulations impacting our business and the ownership of our securities; and risks related to adverse political effects, acts or threats of terrorism or military conflicts. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (SEC), including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2026	2025	Change	2026	2025	Change
Revenue	$1,029,803	$997,010	3.3%	$2,891,242	$2,737,764	5.6%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	418,488	399,140	4.8%	1,194,112	1,146,660	4.1%
Selling, general and administrative expenses (excludes depreciation and amortization)	445,885	414,424	7.6%	1,333,701	1,208,300	10.4%
Depreciation and amortization	75,234	90,061		234,932	272,331
Impairment charges	18,555	208,501		18,555	213,908
Other operating (income) expense, net	(1,348)	1,161		(37)	2,906
Operating income (loss)	$72,989	$(116,277)		$109,979	$(106,341)
Depreciation and amortization	75,234	90,061		234,932	272,331
Impairment charges	18,555	208,501		18,555	213,908
Other operating (income) expense, net	(1,348)	1,161		(37)	2,906
Restructuring expenses	13,343	9,695		40,203	54,763
Share-based compensation (benefit) expense	(8,313)	11,613		10,984	27,902
Adjusted EBITDA[1]	$170,460	$204,754	(16.7)%	$414,616	$465,469	(10.9)%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), and (ii) Adjusted EBITDA to Net loss. See also the definitions of Adjusted EBITDA and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$1,029,803	$997,010	$2,891,242	$2,737,764
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	418,488	399,140	1,194,112	1,146,660
Selling, general and administrative expenses (excludes depreciation and amortization)	445,885	414,424	1,333,701	1,208,300
Depreciation and amortization	75,234	90,061	234,932	272,331
Impairment charges	18,555	208,501	18,555	213,908
Other operating (income) expense, net	(1,348)	1,161	(37)	2,906
Operating income (loss)	72,989	(116,277)	109,979	(106,341)
Interest expense, net	97,452	101,779	289,407	303,059
Loss on investments, net	(4,020)	(13,203)	(6,115)	(32,698)
Equity in earnings (loss) of nonconsolidated affiliates	(48)	13	(278)	12
Loss on extinguishment of debt	(342)	(109)	(342)	(1,569)
Other expense, net	(538)	(15)	(1,134)	1,026
Loss before income taxes	(29,411)	(231,370)	(187,297)	(442,629)
Income tax benefit	21,241	165,609	973	11,997
Net loss	(8,170)	(65,761)	(186,324)	(430,632)
Less amount attributable to noncontrolling interest	634	503	92	336
Net loss attributable to the Company	$(8,804)	$(66,264)	$(186,416)	$(430,968)

TABLE 3 - Selected Balance Sheet Information

(In millions)	September 30, 2026	December 31, 2025
Cash	$139.7	$270.9
Total Current Assets	1,319.8	1,459.3
Net Property, Plant and Equipment	372.6	398.2
Total Assets	4,844.8	5,126.0
Current Liabilities (excluding current portion of long-term debt)	842.0	894.0
Long-term Debt (including current portion of long-term debt)	5,024.3	5,053.1
Stockholders' Deficit	(2,015.4)	(1,827.0)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, Free Cash Flow for the three and nine months ended September 30, 2026 and 2025, and Net Debt as of September 30, 2026. Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and Share-based compensation (benefit) expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating (income) expense, net. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax benefit, Interest expense, net, Depreciation and amortization, Loss on investments, net, Other expense, net, Equity in (earnings) loss of nonconsolidated affiliates, Impairment charges, Other operating (income) expense, net, Share-based compensation (benefit) expense, and Restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating income (loss) as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating income (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company’s Consolidated Statements of Cash Flows. We use Free Cash Flow, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies.

Since Free Cash Flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash provided by (used for) operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.

The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents and Debt Premium. The Company uses Net Debt to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash provided by (used for) operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Consolidated Revenue and Adjusted EBITDA guidance for the quarter and year ending December 31, 2026, as well as free cash flow guidance for the year ending December 31, 2026. Our Earnings Call on November 9, 2026 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA and free cash flow to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating income (loss)	$72,989	$(116,277)	$109,979	$(106,341)
Depreciation and amortization	75,234	90,061	234,932	272,331
Impairment charges	18,555	208,501	18,555	213,908
Other operating (income) expense, net	(1,348)	1,161	(37)	2,906
Restructuring expenses	13,343	9,695	40,203	54,763
Share-based compensation (benefit) expense	(8,313)	11,613	10,984	27,902
Adjusted EBITDA	$170,460	$204,754	$414,616	$465,469

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(8,170)	$(65,761)	$(186,324)	$(430,632)
Income tax (benefit) expense	(21,241)	(165,609)	(973)	(11,997)
Interest expense, net	97,452	101,779	289,407	303,059
Depreciation and amortization	75,234	90,061	234,932	272,331
EBITDA	$143,275	$(39,530)	$337,042	$132,761
Loss on investments, net	4,020	13,203	6,115	32,698
Other expense, net	880	124	1,476	543
Equity in (earnings) loss of nonconsolidated affiliates	48	(13)	278	(12)
Impairment charges	18,555	208,501	18,555	213,908
Other operating (income) expense, net	(1,348)	1,161	(37)	2,906
Restructuring expenses	13,343	9,695	40,203	54,763
Share-based compensation (benefit) expense	(8,313)	11,613	10,984	27,902
Adjusted EBITDA	$170,460	$204,754	$414,616	$465,469

Reconciliation of Cash provided by (used for) operating activities to Free Cash Flow

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash provided by (used for) operating activities	$13,716	$(9,549)	$(13,941)	$(63,672)
Purchases of property, plant and equipment	(24,104)	(23,266)	(64,946)	(62,993)
Free cash flow	$(10,388)	$(32,815)	$(78,887)	$(126,665)
Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2026	2025		2026	2025
Consolidated revenue	$1,029,803	$997,010	3.3%	$2,891,242	$2,737,764	5.6%
Excluding: Political revenue	(29,712)	(5,495)		(55,774)	(17,375)
Consolidated revenue, excluding political	$1,000,091	$991,515	0.9%	$2,835,468	$2,720,389	4.2%

Multiplatform Group revenue	$562,439	$591,207	(4.9)%	$1,591,569	$1,608,783	(1.1)%
Excluding: Political revenue	(13,337)	(3,229)		(29,505)	(10,842)
Multiplatform Group revenue, excluding political	$549,102	$587,978	(6.6)%	$1,562,064	$1,597,941	(2.2)%

Digital Audio Group revenue	$388,714	$341,691	13.8%	$1,079,936	$942,834	14.5%
Excluding: Political revenue	(2,145)	(1,160)		(4,212)	(2,991)
Digital Audio Group revenue, excluding political	$386,569	$340,531	13.5%	$1,075,724	$939,843	14.5%

Audio & Media Services Group revenue	$81,634	$66,605	22.6%	$228,680	$193,664	18.1%
Excluding: Political revenue	(14,230)	(1,106)		(22,057)	(3,542)
Audio & Media Services Group revenue, excluding political	$67,404	$65,499	2.9%	$206,623	$190,122	8.7%
Reconciliation of Total Debt to Net Debt

(In thousands)	September 30, 2026
Current portion of long-term debt	$101,971
Long-term debt	4,922,370
Total debt	$5,024,341
Less: Debt premium	204,524
Less: Cash and cash equivalents	139,703
Net debt	$4,680,114

Segment Results

Revenues

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Multiplatform Group	$562,439	$591,207	$1,591,569	$1,608,783
Digital Audio Group	388,714	341,691	1,079,936	942,834
Audio & Media Services Group	81,634	66,605	228,680	193,664
Inter-segment elimination	(2,984)	(2,493)	(8,943)	(7,517)
Total revenue	$1,029,803	$997,010	$2,891,242	$2,737,764

Reconciliation of Revenues to Segment Adjusted EBITDA

(In thousands)	Three Months Ended September 30, 2026
	Multiplatform Group	Digital Audio Group	Audio & Media Services Group
Revenue	$562,439	$388,714	$81,634
Direct operating expenses(1)	224,331	184,848	7,300
Selling, general and administrative expenses(2)	270,107	76,511	36,858
Segment Adjusted EBITDA	$68,001	$127,355	$37,476

(In thousands)	Three Months Ended September 30, 2025
	Multiplatform Group	Digital Audio Group	Audio & Media Services Group
Revenue	$591,207	$341,691	$66,605
Direct operating expenses(1)	236,361	153,385	7,443
Selling, general and administrative expenses(2)	235,694	58,000	36,577
Segment Adjusted EBITDA	$119,152	$130,306	$22,585

(In thousands)	Nine Months Ended September 30, 2026
	Multiplatform Group	Digital Audio Group	Audio & Media Services Group
Revenue	$1,591,569	$1,079,936	$228,680
Direct operating expenses(1)	628,279	538,228	21,560
Selling, general and administrative expenses(2)	789,716	204,362	108,534
Segment Adjusted EBITDA	$173,574	$337,346	$98,586

(In thousands)	Nine Months Ended September 30, 2025
	Multiplatform Group	Digital Audio Group	Audio & Media Services Group
Revenue	$1,608,783	$942,834	$193,664
Direct operating expenses(1)	654,082	461,117	22,001
Selling, general and administrative expenses(2)	669,178	156,718	109,559
Segment Adjusted EBITDA	$285,523	$324,999	$62,104
(1)Includes content, programming, and production costs as well as employee compensation, talent fees, event costs, music license fees, and     other expenses.

(2)Includes administrative employee compensation, sales commissions, ratings fees, trade and barter expense, and other expenses.

Reconciliation of Segment Adjusted EBITDA to Loss before income taxes

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Segment Adjusted EBITDA:
Multiplatform Group	$68,001	$119,152	$173,574	$285,523
Digital Audio Group	127,355	130,306	337,346	324,999
Audio & Media Services Group	37,476	22,585	98,586	62,104
Total Segment Adjusted EBITDA	$232,832	$272,043	$609,506	$672,626
Corporate expenses	(62,372)	(67,289)	(194,890)	(207,157)
Depreciation and amortization	(75,234)	(90,061)	(234,932)	(272,331)
Impairment charges	(18,555)	(208,501)	(18,555)	(213,908)
Other operating income (expense)	1,348	(1,161)	37	(2,906)
Restructuring expenses	(13,343)	(9,695)	(40,203)	(54,763)
Share-based compensation benefit (expense)	8,313	(11,613)	(10,984)	(27,902)
Interest expense, net	(97,452)	(101,779)	(289,407)	(303,059)
Loss on investments, net	(4,020)	(13,203)	(6,115)	(32,698)
Equity in earnings (loss) of nonconsolidated affiliates	(48)	13	(278)	12
Other expense, net	(880)	(124)	(1,476)	(543)
Loss before income taxes	$(29,411)	$(231,370)	$(187,297)	$(442,629)